Exhibit 99.2

TERRITORIAL BANCORP INC. ATTN: WALTER IDA
P.O. BOX 135040	VOTE BY INTERNET
HONOLULU, HI 96801-5040	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TBNK2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55343-S95887         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TERRITORIAL BANCORP INC.

The Board of Directors recommends you vote FOR each of the following proposals:				For	Against	Abstain

1.

To approve and adopt the Agreement and Plan of Merger, dated as of April 26, 2024 (the “merger agreement”), by and between Hope Bancorp, Inc. (“Hope”) and Territorial Bancorp Inc. (“Territorial”), and to approve the transactions contemplated by the merger agreement, including the merger of Territorial with and into Hope (the “Merger,” with such proposal the “Merger Proposal”);

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2.	To approve a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Territorial in connection with the Merger; and			☐	☐	☐

3.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Territorial stockholders.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, but only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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V55344-S95887

TERRITORIAL BANCORP INC. Special Meeting of Stockholders October 10, 2024, 8:30 A.M. This proxy is solicited by the Board of Directors

The undersigned hereby appoints the members of the official proxy committee of Territorial Bancorp Inc., or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held at 8:30 a.m. Hawaii time on October 10, 2024, at www.virtualshareholdermeeting.com/TBNK2024SM and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” proposals 1, 2 and 3. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.

Continued and to be signed on reverse side